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EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT
                          -----------------------------



We consent to the incorporation by reference in this Registration Statement of Sonicport, Inc. and subsidiaries on Form S-8 of our report, dated June 7, 2001, appearing in the Annual Report on Form 10-KSB of Sonicport, Inc. and subsidiaries for the year ended March 31, 2001.




/s/ Singer Lewak Greenbaum & Goldstein LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP



Los Angeles, California
December 18, 2001